SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest reported): September ___, 2004

UNIVERCELL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

333-69686	11-3331350
(Commission File Number)	(IRS Employer Identification No.)

3710 CLARINTH ROAD

BALTIMORE, MARYLAND 21215

(Address of Principal Executive Offices)(Zip Code)

(800) 765-2355

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 20, 2004, we decided to discontinue our rental program, which was our only remaining operation. Due to recent events including the increase in rates due to the fluctuation of currencies, our rates have risen to the point where we do not think we will be able to be profitable in the coming years. In addition, we have seen the number of renters decrease dramatically after we did not continue our marketing efforts with Avis. Our advertising seems to be less effective than before due to increased competition and GSM rollout in the United States.

We will no longer be accepting cellular phone rental applications and will attempt to wind up our existing rental operations in an orderly fashion. We will continue service to the phones that are currently rented until they are returned. We will continue to bill our customers and attempt to collect any and all outstanding receivables.

The proceeds of winding up will almost certainly not be sufficient to satisfy our existing obligations. We have not yet determined whether to cease all operations. Among the possibilities the Company is considering are entering a related business in the communications area or in an unrelated area. If we decide to continue operations additional capital will be required. We may also seek merger or reverse merger candidates in related or unrelated fields.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERCELL HOLDINGS, INC.

By:

/s/Sean Fulda

Sean Fulda

President

September 24, 2004

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